Exhibit 99.1
SOURCE: NCI Building Systems, Inc.
NCI Building Systems Reports Third Quarter Fiscal 2010 Results
Revenues Increased 3.1% Year-Over-Year; Tonnage Shipped Was Up 1%
Adjusted EBITDA was $10.2 Million; Adjusted Operating Income was $1.6 Million
Coatings and Components Groups Continued to Post Operating Profits
HOUSTON, TX — (Marketwire — September 7, 2010) — NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the third quarter ended August 1, 2010.
Third Quarter 2010 Financial Results
“As anticipated, third quarter revenues benefitted from a seasonal pick-up in activity, although demand in our markets continued to reflect weak economic conditions,” said Norman C. Chambers, NCI’s Chairman, President and Chief Executive Officer. “Our strategy of expanding our builder network, extending our product lines and shortening order to delivery times continues to yield positive results and market share gains. While prevailing industry conditions remain very challenging, we remain confident that the actions we have taken strengthen our prospects for growth and increased profitability as our markets recover.”
Mr. Chambers added, “Both our Coatings group and our Components group again reported operating profits; however, our Buildings group did not return to operating profitability in the third quarter, as pricing pressure and higher steel costs offset the benefits of higher volume. At the end of the quarter the Buildings group’s backlog was $223 million, down from $259 million at the end of the prior quarter. Approximately two-thirds of this decline is attributable to slower bookings resulting from the recent economic pullback combined with improved pricing discipline on incoming orders. The remaining decline reflects the net effect of our initiatives to re-price our existing projects to account for higher steel costs and the exclusion of jobs considered inactive in the current market environment to more closely align our reported backlog with near term shipping schedules.”
For the third quarter, sales were $245.3 million, up 3.1% from the $237.9 million reported in last year’s third quarter and a 21.7% sequential increase over the $201.6 million reported in the prior quarter. Gross profit margin was 20.5% compared to 25.8% in the year-ago third quarter and 20.2% in the prior quarter.
Selling, general and administrative expenses were $48.7 million, or 19.9% of revenues. This compares to $49.8 million, or 20.9% of revenues in last year’s third quarter, and $49.0 million, or 24.3% of revenues in the prior quarter. The Company posted an adjusted operating profit of $1.6 million, which excluded a $551,000 restructuring charge related to the 2009 cost reduction program. In last year’s third quarter, the adjusted operating profit was $11.5 million and in the prior quarter the adjusted operating loss was $8.4 million. Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, in accordance with the Company’s bank credit agreement, was $10.2 million compared to $21.4 million in last year’s third quarter and $1.1 million for the 2010 second quarter.
For the third quarter, the Company reported a net loss applicable to common shares of $16.5 million, which included the accrual of preferred stock dividends and accretion of $8.6 million and a non-cash beneficial conversion feature charge of $4.6 million. This compares to a net profit of $2.6 million in the 2009 third quarter. In the 2010 second quarter, the net loss applicable to common shares was $257.3 million, which included the accrual of convertible preferred stock dividends and accretion of $8.4 million and a non-cash beneficial conversion feature charge of $241.3 million.

For this year’s third quarter, the adjusted loss per diluted share, excluding the non-cash beneficial conversion charge and the $551,000 restructuring charge, was $0.64; the reported net loss per diluted share was $0.90. This compares to an adjusted net profit per diluted share of $0.95 and a reported net profit per diluted share of $0.65 in last year’s third quarter and an adjusted net loss per diluted share of $0.86 and a reported net loss per diluted share of $14.15 in the 2010 second quarter, each adjusted for the 1-for-5 reverse split that was effective at the close of market on March 5, 2010.
The weighted average number of common shares used in the calculation of third quarter 2010 per share amounts was 18.3 million compared to 3.9 million last year.
Inventory levels increased 4.7% sequentially to $105.3 million, reflecting higher steel prices and raw material pre-buys. Annualized inventory turnover was 7.2 turns for the third quarter compared to 6.3 turns for the second quarter.
Capital expenditures were $11.3 million for the first nine months of the fiscal year, inclusive of $4.9 million for the recently acquired Middletown coating facility. Exclusive of the purchase of the Middletown plant, full year fiscal 2010 capital expenditures are expected to be between $11 million and $13 million, consistent with the Company’s previous forecast.
Third Quarter Segment Performance
The Company reported an adjusted operating profit of $1.6 million, which is reconciled with the reported GAAP operating income (loss) in the table below.
NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FOR THE THREE MONTHS ENDED AUGUST 1, 2010
(Unaudited)
(In thousands)

			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$5,201	$10,567	$(3,112)	$(11,580)	$1,076
Asset impairments (recovery)	—	(78)	14	—	(64)
Restructuring charges	—	150	401	—	551

“Adjusted” operating income (loss) (1)	$5,201	$10,639	$(2,697)	$(11,580)	$1,563

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is referred to in the text of our press release and is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.
“Each of our three business segments operated in a very challenging business environment characterized by weak demand, pricing pressure and higher steel costs. Our integrated business model continued to help us navigate these difficult economic conditions, as higher intersegment sales increased the absorption of fixed costs,” Mr. Chambers said.
The Components group’s sales results benefitted from increased shipments of its insulated metal panels and NuRoof® products and a 52% increase in intersegment sales this quarter, although overall tons shipped declined compared to last year’s third quarter. Through commercial discipline and cost containment, this segment maintained a reasonable operating margin despite a 7% decline in third-party sales.
The Coatings group continued to successfully sell its products to end users outside of the nonresidential construction industry and posted an 11.4% increase in third-party sales and an 18.2% increase in intersegment sales. Operating income increased more than four-fold.
The Buildings group’s results continued to reflect a confluence of factors, including the overall weakness in nonresidential construction activity and significant margin compression related to pricing pressure coupled with increasing steel costs. Through technology investments, this group has succeeded in meeting or exceeding requests for faster turnaround times on all project phases, which has become an important competitive advantage.
Market Commentary
Nonresidential construction activity measured in square feet declined significantly from the comparable period in 2009. McGraw-Hill reported that new construction activity measured in square feet was down 28% in the first nine months of the Company’s fiscal 2010 compared to the same period of 2009, and NCI’s traditionally strong commercial and industrial markets were off approximately 35%, as reported in McGraw-Hill’s July data.
The American Institute of Architect’s Architectural Billing Index published for July was 47.9. While still below 50 for all sectors combined, the commercial and industrial component of the index remained above 50 for the third consecutive month. McGraw-Hill is currently forecasting that nonresidential construction activity measured in square feet will be 14% lower in calendar 2010 compared to calendar 2009.
Outlook
“The well-reported economic pullback that affected July bookings has limited our visibility. Based on the current shipping schedule, however, we continue to expect our fourth quarter results to reflect a seasonal pick-up. This should result in revenue levels that would be similar to those of the third quarter and adjusted operating profits that show modest improvement over third quarter levels,” Mr. Chambers said.
“We continue to position NCI for the future by maximizing our opportunities for growth and efficiency improvements within today’s challenging economic environment. This involves maintaining our focus on increasing market share through effective sales and marketing initiatives, product line expansion, and by fully supporting and increasing the competitiveness of our builder network. It also involves a commitment to maintaining a lean operating infrastructure through ongoing programs to reduce conversion costs, improve supply chain management and streamline production processes.”
The NCI Building Systems, Inc. third quarter conference call is scheduled for September 7, 2010, at 5:00 PM ET. Please call 1-412-858-4600 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company’s website at www.ncilp.com. To access the taped replay, please dial 1-412-317-0088 and the passcode 419727# when prompted. The Webcast archive and taped replay will both be available two hours after the call through September 14, 2010.
NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. These statements and other statements identified by words such as “believe,” “guidance,” “potential,” “expect,” “should,” “will” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, as a result, these forward looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; financial crises or fluctuations in the U.S. and abroad; changes in laws or regulations; and the volatility of the Company’s stock price. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 1, 2009, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)
(2009 as Adjusted (1))

	For the Three Months Ended		For the Nine Months Ended
	August 1,	August 2,	August 1,	August 2,
	2010	2009	2010	2009
Sales	$245,292	$237,860	$629,072	$721,944
Cost of sales, excluding lower of cost or market adjustment and asset impairments (recovery)	194,999	176,565	504,765	566,053
Lower of cost or market adjustment	—	—	—	39,986
Asset impairments (recovery)	(64)	26	849	5,944

Gross profit	50,357	61,269	123,458	109,961
	20.5%	25.8%	19.6%	15.2%

Selling, general and administrative expenses	48,730	49,829	142,367	159,533
Goodwill and other intangible asset impairment	—	—	—	622,564
Restructuring charge	551	1,213	1,904	7,488

Income (loss) from operations	1,076	10,227	(20,813)	(679,624)

Interest income	32	81	69	360
Interest expense	(4,424)	(6,568)	(13,638)	(19,638)
Debt extinguishment and refinancing costs	—	(401)	(174)	(1,030)
Other income (expense), net	(204)	1,093	1,579	1,569

Income (loss) before income taxes	(3,520)	4,432	(32,977)	(698,363)
(Benefit) provision for income taxes	(221)	1,825	(11,536)	(49,418)

	6.3%	41.2%	35.0%	7.1%

Net income (loss)	$(3,299)	$2,607	$(21,441)	$(648,945)
Convertible preferred stock dividends and accretion	8,637	—	25,178	—
Convertible preferred stock beneficial conversion feature	4,583	—	246,052	—

Net income (loss) applicable to common shares	$(16,519)	$2,607	$(292,671)	$(648,945)

Earnings (loss) per share:
Basic	$(0.90)	$0.65	$(16.10)	$(166.67)
Diluted	$(0.90)	$0.65	$(16.10)	$(166.67)

Weighted average number of common shares outstanding:
Basic	18,274	3,899	18,184	3,894
Diluted	18,274	3,899	18,184	3,894

Increase (decrease) in sales	3.1%		-12.9%

Gross profit percentage	20.5%	25.8%	19.6%	15.2%

Selling, general and administrative expenses percentage	19.9%	20.9%	22.6%	22.1%

(1)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options”, and ASC Subtopic 260-10, “Earnings per Share.” In addition, on March 5, 2010, the Company filed an amendment to its Certificate of Incorporation to effect the Reverse Stock Split at an exchange ratio of 1-for-5. As such, we have retrospectively adjusted basic and diluted earnings per share, common stock, stock options and common stock equivalents for the reverse stock split in all periods presented.

-MORE-

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(2009 as Adjusted (1))

	August 1,	November 1,
	2010	2009
	(Unaudited)
ASSETS
Cash and cash equivalents	$53,643	$90,419
Restricted cash	2,838	5,154
Accounts receivable, net	81,834	82,889
Inventories	105,311	71,537
Deferred income taxes	19,428	18,787
Income taxes receivable	13,523	27,622
Investments in debt and equity securities, at market	3,500	3,359
Prepaid expenses and other	13,550	14,494
Assets held for sale	6,304	4,963

Total current assets	299,931	319,224

Property and equipment, net	219,202	232,510
Goodwill	5,200	5,200
Intangible assets, net	26,827	28,370
Restricted cash, net of current portion	—	7,825
Other assets	17,420	21,389

Total assets	$568,580	$614,518

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$—	$14,164
Note payable	723	481
Accounts payable	71,728	71,252
Accrued compensation and benefits	30,917	37,215
Accrued interest	1,621	776
Other accrued expenses	46,397	54,797

Total current liabilities	151,386	178,685

Long-term debt	136,301	136,085
Deferred income taxes	18,749	18,848
Other long-term liabilities	7,077	8,007

Total long-term liabilities	162,127	162,940

Series B cumulative convertible participating preferred stock	247,993	222,815

Common stock	909	904
Additional paid-in capital	266,326	288,093
Accumulated deficit	(251,501)	(230,060)
Accumulated other comprehensive loss	(8,660)	(8,859)

Total stockholders’ equity	7,074	50,078

Total liabilities and shareholders’ equity	$568,580	$614,518

(1)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”

-MORE-

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(2009 as Adjusted (1))
(In thousands)

	For the Nine Months Ended
	August 1, 2010	August 2, 2009
Cash flows from operating activities:
Net loss	$(21,441)	$(648,945)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	26,017	25,298
Non-cash interest expense on convertible notes	—	6,297
Share-based compensation expense	3,578	3,789
Debt extinguishment and refinancing costs	174	1,030
Gain on embedded derivative	(930)	—
(Gain) loss on sale of property, plant and equipment	166	(771)
Lower of cost or market reserve	—	39,986
Provision for doubtful accounts	131	1,224
Benefit for deferred income taxes	(580)	(24,576)
Asset impairments, net	849	5,944
Impairment of goodwill and intangible assets	—	622,564
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	924	81,080
Inventories	(33,774)	75,321
Income tax receivable	15,016	(26,590)
Prepaid expenses and other	1,424	(1,662)
Accounts payable	649	(35,036)
Accrued expenses	(13,868)	(48,550)
Other, net	920	(803)

Net cash (used in) provided by operating activities	(20,745)	75,600

Cash flows from investing activities:
Capital expenditures	(11,258)	(17,877)
Proceeds from the sale of property, plant and equipment	760	537

Net cash used in investing activities	(10,498)	(17,340)

Cash flows from financing activities:
Decrease in restricted cash	10,141	(13,224)
Proceeds from ABL facility	241	—
Payments on ABL facility	(246)	—
Payment of convertible notes	(59)	—
Payments on long-term debt	(13,885)	(690)
Payments of financing costs	(50)	(5,513)
Payments on note payable	(1,289)	(1,213)
Proceeds from stock option exercises	—	12
Purchase of treasury stock	(381)	(451)

Net cash used in financing activities	(5,528)	(21,079)

Effect of exchange rate changes on cash and cash equivalents	(5)	(6)

Net (decrease) increase in cash	(36,776)	37,175

Cash at beginning of period	90,419	68,201

Cash at end of period	$53,643	$105,376

(1)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”
-MORE-

NCI Building Systems, Inc.
Business Segments
(Unaudited)
(In thousands)
(2009 as Adjusted (1))

	Three Months Ended		Three Months Ended		$	%
	August 1, 2010		August 2, 2009		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$51,200	21	$44,256	19	$6,944	15.7%
Metal components	115,507	47	113,216	48	2,291	2.0%
Engineered building systems	141,446	58	129,819	54	11,627	9.0%
Intersegment sales	(62,861)	(26)	(49,431)	(21)	(13,430)	27.2%

Total net sales	$245,292	100	$237,860	100	$7,432	3.1%

		% of		% of
		Sales		Sales
Operating income (loss):
Metal coil coating	$5,201	10	$1,016	2	$4,185	411.9%
Metal components	10,567	9	13,128	12	(2,561)	-19.5%
Engineered building systems	(3,112)	(2)	9,042	7	(12,154)	-134.4%
Corporate	(11,580)	—	(12,959)	—	1,379	10.6%

Total operating income (loss) (% of sales)	$1,076	0	$10,227	4	$(9,151)	-89.5%

	Nine Months Ended		Nine Months Ended		$	%
	August 1, 2010		August 2, 2009		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$134,990	21	$125,283	17	$9,707	7.7%
Metal components	297,382	47	336,250	47	(38,868)	-11.6%
Engineered building systems	356,787	57	410,462	57	(53,675)	-13.1%
Intersegment sales	(160,087)	(25)	(150,051)	(21)	(10,036)	6.7%

Total net sales	$629,072	100	$721,944	100	$(92,872)	-12.9%

		% of		% of
		Sales		Sales
Operating income (loss):
Metal coil coating	$12,412	9	$(105,726)	(84)	$118,138	111.7%
Metal components	17,971	6	(143,596)	(43)	161,567	112.5%
Engineered building systems	(14,579)	(4)	(389,522)	(95)	374,943	96.3%
Corporate	(36,617)	—	(40,780)	—	4,163	10.2%

Total operating income (loss) (% of sales)	$(20,813)	(3)	$(679,624)	(94)	$658,811	96.9%

(1)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”
-MORE-

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS)
EXCLUDING SPECIAL CHARGES
FOR THE THREE MONTHS ENDED AUGUST 1, 2010 and AUGUST 2, 2009
(Unaudited)
(In thousands)
(2009 as Adjusted (2))

	For the Three Months Ended August 1, 2010
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$5,201	$10,567	$(3,112)	$(11,580)	$1,076
Goodwill and other intangible asset impairment	—	—	—	—	—
Lower of cost or market charge	—	—	—	—	—
Asset impairments (recovery)	—	(78)	14	—	(64)
Restructuring charges	—	150	401	—	551

“Adjusted” operating income (loss) (1)	$5,201	$10,639	$(2,697)	$(11,580)	$1,563

	For the Three Months Ended August 2, 2009
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$1,016	$13,128	$9,042	$(12,959)	$10,227
Goodwill and other intangible asset impairment	—	—	—	—	—
Lower of cost or market charge	—	—	—	—	—
Asset impairments (recovery)	—	—	26	—	26
Restructuring charges	30	70	1,109	4	1,213

“Adjusted” operating income (loss) (1)	$1,046	$13,198	$10,177	$(12,955)	$11,466

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is referred to in the text of our press release and is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of income.

(2)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS)
EXCLUDING SPECIAL CHARGES
FOR THE NINE MONTHS ENDED AUGUST 1, 2010 and AUGUST 2, 2009
(Unaudited)
(In thousands)
(2009 as Adjusted (2))

	For the Nine Months Ended August 1, 2010
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$12,412	$17,971	$(14,579)	$(36,617)	$(20,813)
Goodwill and other intangible asset impairment	—	—	—	—	—
Lower of cost or market charge	—	—	—	—	—
Asset impairments (recovery)	—	(74)	923	—	849
Restructuring charges	—	415	1,489	—	1,904

“Adjusted” operating income (loss) (1)	$12,412	$18,312	$(12,167)	$(36,617)	$(18,060)

	For the Nine Months Ended August 2, 2009
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$(105,726)	$(143,596)	$(389,522)	$(40,780)	$(679,624)
Goodwill and other intangible asset impairment	98,959	147,239	376,366	—	622,564
Lower of cost or market charge	8,102	17,152	14,732	—	39,986
Asset impairments (recovery)	—	714	4,021	1,209	5,944
Restructuring charges	103	1,232	5,971	182	7,488

“Adjusted” operating income (loss) (1)	$1,438	$22,741	$11,568	$(39,389)	$(3,642)

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is referred to in the text of our press release and is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of income.

(2)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
“ADJUSTED” EARNINGS (LOSS) PER DILUTED COMMON SHARE AND NET INCOME (LOSS) COMPARISON
(Unaudited)
(2009 as Adjusted (2))

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	August 1,	August 2,	August 1,	August 2,
	2010	2009	2010	2009

Net income (loss) per diluted common share, GAAP basis	$(0.90)	$0.65	$(16.10)	$(166.67)
Goodwill and other intangible asset impairment	—	—	—	154.07
Debt extinguishment and refinancing costs	—	0.07	0.01	0.17
Lower of cost or market adjustment	—	—	—	6.63
Convertible preferred stock beneficial conversion feature	0.25	—	13.53	—
Restructuring charge	0.01	0.22	0.07	1.26
Asset impairments (recovery)	—	0.01	0.03	0.99
Gain on embedded derivative	—	—	(0.03)	—

“Adjusted” diluted earnings (loss) per common share (1)	$(0.64)	$0.95	$(2.49)	$(3.55)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	August 1,	August 2,	August 1,	August 2,
	2010	2009	2010	2009

Net income (loss) applicable to common shares, GAAP basis	$(16,519)	$2,607	$(292,671)	$(648,945)
Goodwill and other intangible asset impairment	—	—	—	599,966
Debt extinguishment and refinancing costs	—	260	113	669
Lower of cost or market adjustment	—	—	—	25,773
Convertible preferred stock beneficial conversion feature	4,583	—	246,052	—
Restructuring charge	358	816	1,237	4,861
Asset impairments (recovery)	(42)	26	552	3,840
Gain on embedded derivative	(5)	—	(605)	—

“Adjusted” net earnings (loss) applicable to common shares (1)	$(11,625)	$3,709	$(45,322)	$(13,836)

(1)	The Company discloses a tabular comparison of “Adjusted” earnings (loss) per diluted common share and net income (loss), which are non-GAAP measures because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. “Adjusted” diluted earnings (loss) per share and net income (loss) should not be considered in isolation or as a substitute for earnings (loss) per diluted share and net income (loss) as reported on the face of our statement of operations.

(2)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options,” and ASC Subtopic 260-10, “Earnings per Share.” In addition, on March 5, 2010, the Company filed an amendment to its Certificate of Incorporation to effect the Reverse Stock Split at an exchange ratio of 1-for-5. As such, we have retrospectively adjusted basic and diluted earnings (loss) per share, common stock, stock options, and common stock equivalents for the reverse stock split in all periods presented.

-MORE-

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER NON-CASH ITEMS (“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)
(2009 as Adjusted (2))

	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	Trailing 12 Months
	November 1,	January 31,	May 2,	August 1,	August 1,
	2009	2010	2010	2010	2010
Net loss	$(101,851)	$(10,486)	$(7,656)	$(3,299)	$(123,292)
Add:
Depreciation and amortization	7,640	7,521	7,480	7,457	30,098
Consolidated interest expense, net	9,578	4,507	4,670	4,392	23,147
Provision for taxes	(7,495)	(5,779)	(5,536)	(221)	(19,031)
Non-cash charges:
Stock-based compensation	1,045	801	1,403	1,374	4,623
Goodwill and other intangible asset impairment	—	—	—	—	—
Asset impairments (recovery)	347	1,029	(116)	(64)	1,196
Lower of cost or market charges	—	—	—	—	—
Embedded derivative	—	(919)	(4)	(7)	(930)
Cash restructuring charges	1,564	524	829	551	3,468
Transaction costs	107,718	174	—	—	107,892

Adjusted EBITDA (1)	$18,546	$(2,628)	$1,070	$10,183	$27,171

	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	Trailing 12 Months
	November 2,	February 1,	May 3,	August 2,	August 2,
	2008	2009	2009	2009	2009
Net income (loss)	$23,218	$(529,981)	$(121,571)	$2,607	$(625,727)
Add:
Depreciation and amortization	8,334	8,324	8,436	7,586	32,680
Consolidated interest expense, net	7,761	6,623	6,168	6,487	27,039
Provision for taxes	17,092	(34,861)	(16,382)	1,825	(32,326)
Non-cash charges:
Stock-based compensation	1,628	1,372	1,177	1,241	5,418
Goodwill and other intangible asset impairment	—	517,628	104,936	—	622,564
Asset impairments (recovery)	157	623	5,295	26	6,101
Lower of cost or market charges	2,739	29,378	10,608	—	42,725
Embedded derivative	—	—	—	—	—
Cash restructuring charges	150	2,479	3,796	1,213	7,638
Transaction costs	—	—	629	401	1,030

Adjusted EBITDA (1)	$61,079	$1,585	$3,092	$21,386	$87,142

(1)	On October 20, 2009, the Company amended and restated its Term Note facility which defines adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments, lower of cost or market charges and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the term note facility, the Company entered into an Asset-Backed Lending facility which has substantially the same definition of adjusted EBITDA, except that the ABL facility caps certain non-recurring charges. The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

(2)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”

-MORE-

NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)
(Unaudited)
(In thousands)
(2009 as Adjusted (1))

	QTD		QTD			%
	3rd Qtr 2010		3rd Qtr 2009		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	51,200	17%	44,256	15%	6,944	16%
Intersegment	(33,315)		(28,196)		(5,119)	18%

Third Party Sales	17,885	7%	16,060	7%	1,825	11%

Operating Income (Loss)	5,201	29%	1,016	6%	4,185	412%

Metal Components
Total	115,507	37%	113,216	40%	2,291	2%
Intersegment	(26,090)		(17,134)		(8,956)	52%

Third Party Sales	89,417	37%	96,082	40%	(6,665)	-7%

Operating Income (Loss)	10,567	12%	13,128	14%	(2,561)	-20%

Engineered Building Systems
Total	141,446	46%	129,819	45%	11,627	9%
Intersegment	(3,456)		(4,101)		645	-16%

Third Party Sales	137,990	56%	125,718	53%	12,272	10%

Operating Income (Loss)	(3,112)	-2%	9,042	7%	(12,154)	-134%

Consolidated
Total	308,153	100%	287,291	100%	20,862	7%
Intersegment	(62,861)		(49,431)		(13,430)	27%

Third Party Sales	245,292	100%	237,860	100%	7,432	3%

Operating Income (Loss)	1,076	0%	10,227	4%	(9,151)	-89%

	YTD		YTD			%
	3rd Qtr 2010		3rd Qtr 2009		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	134,990	17%	125,283	14%	9,707	8%
Intersegment	(87,201)		(85,586)		(1,615)	2%

Third Party Sales	47,789	8%	39,697	6%	8,092	20%

Operating Income (Loss)	12,412	26%	(105,726)	-266%	118,138	112%

Metal Components
Total	297,382	38%	336,250	39%	(38,868)	-12%
Intersegment	(63,451)		(52,446)		(11,005)	21%

Third Party Sales	233,931	37%	283,804	39%	(49,873)	-18%

Operating Income (Loss)	17,971	8%	(143,596)	-51%	161,567	113%

Engineered Building Systems
Total	356,787	45%	410,462	47%	(53,675)	-13%
Intersegment	(9,435)		(12,019)		2,584	-21%

Third Party Sales	347,352	55%	398,443	55%	(51,091)	-13%

Operating Income (Loss)	(14,579)	-4%	(389,522)	-98%	374,943	96%

Consolidated
Total	789,159	100%	871,995	100%	(82,836)	-9%
Intersegment	(160,087)		(150,051)		(10,036)	7%

Third Party Sales	629,072	100%	721,944	100%	(92,872)	-13%

Operating Income (Loss)	(20,813)	-3%	(679,624)	-94%	658,811	97%

(1)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”

-END-